Exhibit 10.6

Lease Agreement

Lessor (Party A): Shenzhen Hongyuanxiang Property Management Co., Ltd.

Representative of Party A: Liao Futian

Contact number: [ ]

Lessee (Party B): Shenzhen Semidux Technologies Limited

Representative of Party B: Yang Xianyu

Contact number: [ ]

In accordance with the provisions of the Civil Code of the People's Republic of China and relevant laws and regulations, Party A and Party B, on the basis of equality, mutual benefit and good faith, enter into and execute this contract through friendly negotiation for the purpose of clarifying their respective rights and obligations (Note: all amounts hereof are in RMB).

(1). Lease the plant

1. Party A will lease the property located in 205B, Second floor, Office Building, No.8 Colorful Science and Technology Park, Tonglixing Industrial Zone, No. 8 Lanzhu East Road, Pingshan District, Shenzhen City (hereinafter referred to as the property). Both parties confirm that the leased area of the plant is about 50 square meters (including public facilities and shared area), and Party B has known and agrees to pay the rent according to the above area.

(2). Lease Term

1. The lease term is six months, that is, from January 1, 2025 to June 30, 2025. The contract is subject to an annual increments of 5%.

2. If Party A continues to lease the property upon the expiration of this contract, Party B shall have the priority to lease the property at the same market price. However, Party B shall submit a written application for renewal of the lease to Party A within two months prior to the expiration of the contract; otherwise, Party B shall be deemed to have waived the priority lease right automatically, and Party A shall have the right not to lease the property to Party B after the expiration of the contract.

3. If both parties fail to sign a new lease contract for the lease renewal, this Contract shall terminate upon expiration and Party B shall timely deliver the leased subject matter and ancillary facilities to Party A in strict accordance with the time limit stipulated herein.

(3). Use of the Property

Party B leases Party A's plant for office and light industry purposes. The dormitory shall be used for the living of Party B's own employees. Party B shall comply with the provisions of relevant laws, regulations and rules and regulations in the use of the dormitory. Party B shall not open an electroplating plant or store inflammable and explosive materials. During the term hereof, if Party B wants to sublease or change the use of the plant or dormitory, it shall obtain Party A's written consent; otherwise, Party A has the right to unilaterally terminate the contract.

(4). Calculating the rental time

Starting from the date of delivery of the plant by Party A to Party B on January 1, 2025, Party A shall deliver the leased plant to Party B for use in accordance with the current conditions, and Party B agrees to lease the leased plant and facilities in accordance with the current conditions.

(5). Rent, Fee standard and payment method (including tax)

1. The rent of the factory shall be one thousand and six hundred yuan (¥1600.00) per month.

2. The monthly property management fee payable by Party B shall be RMB zero (￥0.00).

3. The total amount of the above monthly fees payable by Party B to Party A shall be one thousand six hundred Yuan (¥1600).

4. Party B shall install electric meters in the specified electricity distribution room. The electricity charge shall be 1 RMB/KWH, the electricity room and the electricity management fee including the loss of 0.35 RMB/KWH shall be calculated as 1.35 RMB/KWH, the water charge shall be RMB 6.5 per cubic meter, and the water and electricity in the public areas shall be shared by the public. If the department of water supply and power supply has any adjustment, the charging shall be adjusted according to the specific situation.

5. Party B shall deposit the monthly rent and fees into the following account designated by Party A before the 10th of each month. If Party B fails to pay the rent or fees as agreed above, it shall be deemed as delayed payment, and Party B shall be charged a late fee on a daily basis at the rate of five-thousandth of the daily amount of the rent and fees in arrearage. If the payment time exceeds the 10th day of the current month, but the rent is paid within the 20th day of the current month, the party shall pay A 10-day late fee (late fee shall be: total fee ×5%×10 days); B. If the time of rent payment exceeds the 20th day of the current month, Party B shall pay a one-month late fee (late fee shall be: total fee ×5%×30 days), and accept the treatment of water and power interruption. All losses of Party B have nothing to do with Party A.

(6). Rights and Obligations of both Parties

1. The total electricity consumption of the transformer in this office building is 100 kVA. The total electricity consumption in this contract is (/) KVA, and the basic electricity charge is 1 whole (¥/) per month, which shall be paid to the account designated by Party A excluding tax together with the monthly rent. Party A shall charge Party B the electricity deposit of RMB ∠ yuan (¥/). In case of increased electricity consumption in the later period, Party A shall sign an electricity supplementary agreement with Party A and pay an electricity deposit. Upon expiration of the contract and Party B's full payment of water and electricity, Party A shall return the electricity deposit to Party B without interest. If Party B violates this Contract and causes damage to the power supply equipment due to over-approved electricity consumption, Party B shall bear all responsibilities, and Party A shall charge Party B additional fee for excess electricity consumption in accordance with national regulations. Party A shall have the right to directly deduct Party B's liability from the electricity deposit. If the electricity deposit is insufficient to make up for Party B's losses, Party A shall have the right to recover from Party B after deducting all the electricity deposit.

2. Party A shall provide two elevators of the plant and Party B shall use them normally and reasonably. If the elevators are damaged due to Party B's reasons, Party B shall bear the maintenance expenses of the elevators.

3. During the lease term, Party A shall pay the property tax and land use fee for the leased premises, and Party B shall pay the lease tax. Party B shall be responsible for paying rent, water and electricity charges, etc., water and electricity charges for public areas, and disposing of industrial kitchen waste by itself.

4. Rental property (workshop, dormitory), municipal plumbing and drainage system (including drainage and sewage management), public water, power supply system, electricity costs, as well as the annual inspection fees of leased property and public supporting facilities or electrical circuit testing fees, shall be shared by each benefiting unit in the same workshop according to the proportion of the leased area.

5. During the lease term, if Party B wants to decorate the workshop or dormitory, Party A shall agree to the decoration in principle on the condition that the decoration does not affect the main frame structure of the building and meets the fire safety requirements. However, the specific decoration plan shall be informed and approved by Party A and the property management unit in writing in advance. Upon the expiration of the lease term, Party B shall restore the artificially modified part (except for the part that Party A agrees to retain in writing) and return the leased property to Party A in good condition.

6. Party A shall transfer the rent to the account designated by Party A (subject to the actual receipt) before the tenth day of each month. If Party A fails to pay the rent, Party A shall have the right to charge Party B a late fee of 5% per day for late payment.

7. The leased plant can carry a load of 350kg/square meter, and Party B shall be fully responsible for the consequences caused by Party B's overloading.

8. During the validity of this Contract, Party B shall be solely responsible for the safety and fire control of the leased plant and dormitory. Security guards shall be assigned to guard the employees of the factory after work, but the security guards shall not set up kitchens in the factory to cook and make beds for sleeping. No gas, kerosene stove, high-power electrical appliances (rice cooker, electric wok, electric heating wire, etc.) and no pulling or throwing wires in the dormitory are allowed. When employees use hot water, Party B shall install qualified brand water heaters by itself. Party B shall take safety measures such as regular maintenance. All losses caused by fire and other safety accidents (including plant and dormitory) caused by Party B during the lease term shall be borne by Party B and have nothing to do with Party A.

9. Party B shall, in strict accordance with the regulations and requirements of relevant government departments on safety, security, fire safety and environmental hygiene, earnestly cooperate with Party A and the property management unit to do safety, fire safety and environmental protection work, strictly prevent the occurrence of responsible accidents, and shall be equipped with sufficient fire safety equipment and establish fire safety system according to fire safety regulations. Party B shall not set up other staff cafeterias to prevent fire safety hazards.

10. Party B shall be responsible for labor disputes, labor management, social security, family planning, public security, taxation, industry and commerce, customs, security, fire control, power supply, insurance and other liability issues arising from Party B's use of the property for production and operation, and shall have nothing to do with Party A. Party B is obliged to inform Party A of the number of employees and the total amount of wages on a regular basis, and shall provide a copy of the employee salary receipt form after the formal operation to Party A for record as proof. If Party B owes its employees wages for one month, or the total amount of its employees' wages reaches RMB10,000 or the amount of the lease deposit, it shall be regarded as a major risk of Party B's production and operation. In order to protect the legitimate rights and interests of Party A and Party B's employees, Party A shall have the right to stop releasing Party B's goods and equipment from the leased area hereof until Party B solves the problem of wage arrears. Or Party A shall have the right to immediately unilaterally terminate the Contract and take back the leased property. Party A shall also have the right to organize Party B's employees to jointly dispose of all Party B's material and property in the leased property industry, and the disposal proceeds shall be used to pay rent, water, electricity and other expenses and pay employees' wages on behalf of Party B.

11. Upon the expiration of the lease term, this Contract shall be automatically terminated. If Party B needs to continue to lease the property, it shall submit a written application for lease renewal to Party A and sign a new lease contract within two months prior to the expiration of this contract. If the lease is not renewed, Party B shall leave the leased property within five days after the lease expires and return the property to the physical condition at the time of lease. If Party B fails to move out of the leased property within five days or fails to transfer the leased property to Party A as agreed herein, Party B shall be deemed to have occupied Party A's property in breach of contract, and Party B shall pay Party A double the rent at the expiration of this Contract. If Party B fails to clear up the leased area and Party A needs to hire labor personnel to clean up, move and clean up the leased area, Party A shall have the right to deduct the relevant expenses incurred from the lease deposit. If Party B fails to move out one month after the expiration of the contract, it shall be deemed that Party B has given up the ownership of all material and property (production equipment, office furniture, raw materials, etc.) in the property. Party A may dispose of the property on its own and all proceeds from such disposal shall belong to Party A.

12. According to Shenzhen Property Management Regulations and relevant laws and regulations, Party A shall have the right to regularly inspect the fire safety of the property, and Party B shall actively cooperate with Party A in the inspection. Party A shall have the right to put forward rectification and punishment if it fails to comply with the fire safety regulations and if there are fire risks according to the relevant national fire management regulations. If Party B refuses to make rectification, Party A may unilaterally terminate the contract, take back the property and no longer lease it to Party B, and Party A shall not be liable for breach of contract.

13. If Party B leases Party A's property and the contract expires or is terminated or transferred during the contract period, Party B must change or cancel its company address at the local regional industrial and commercial bureau or industrial and commercial exchange. Otherwise, Party B shall be liable to Party A for breach of contract and shall not return the lease deposit paid by Party B.

14. Upon rescind or termination of the lease contract, all fixed decorations attached to the leased premises (including but not limited to walls, floors, doors and Windows, water and electricity lines, etc.) shall be delivered to Party A free of charge without affecting the normal use of the leased premises, and Party B shall not claim any compensation from Party A on the grounds of investment in renovation.

15. Party B undertakes that it shall not sublease the leased property without Party A's written consent, and may sublease part of the leased plant area (not exceeding half of the leased area) with Party A's written consent, provided that Party B shall be responsible for the management and all responsibilities of the leased area and shall have nothing to do with Party A. The responsibilities and rights of both parties under this Contract shall not be changed by Party B's sublease. Both parties agree, sublease, Party A a one-time charge of half of the monthly rent as a handling fee; For subleasing, Party A shall charge a one-time renewal fee of RMB 3,000 and management fee of RMB 500/household/month; In case of sublease, Party B shall also comply with the following terms and conditions:

A. The term of subleasing shall not exceed the term of Party B's lease to Party A;

B. The purpose of the subleased plant shall not exceed the purpose specified in Article 1 of this Contract;

C. Party B shall indicate in the sublease contract that if Party B terminates this Contract in advance, the sublease between Party B and the subtenant shall terminate at the same time;

D. Party B shall require the sub-tenant to sign a letter of guarantee, during which the sub-tenant agrees to perform the provisions of the sub-tenant in the contract between Party B and Party A, and promises that Party B and Party B shall be jointly and severally liable to Party A for the performance of this contract. When Party B terminates this Contract, the sublease shall terminate at the same time and the subtenant shall unconditionally move out of the leased plant. Party B shall return the guarantee signed by the subtenant to Party A for filing within 5 days after the signing of the sublease Agreement.

E. Regardless of whether Party B terminates this Contract in advance, Party B shall be responsible for all liabilities and disputes arising out of the sublease.

F. Party B shall be responsible for the taxes and related expenses arising from the sublease;

(7). Lease deposit

Party B shall pay to Party A a three-month rental deposit of RMB forty eight hundred Yuan (¥4800.00) as the lease deposit (the deposit has been paid in the previous year) and the first monthly rent of RMB one thousand and six hundred yuan (¥1600.00), and the electricity deposit shall be RMB [ ] Yuan (¥/ Yuan), in total six thousand and four hundred yuan (¥6400.00 yuan). Party B can enter the site for decoration only after paying the above fees; If Party B fails to pay the above fees on the date of signing this Contract, the Contract shall be invalid. Within three working days after Party B has paid all the fees payable and returned the property in good condition to Party A and completed the formalities of change or cancellation of the company address, Party B shall issue the original lease deposit receipt issued by Party A and give it to Party A, Party A shall return the lease deposit to Party B without interest. Party A shall have the right to directly deduct from the lease deposit if Party B's breach of the contract causes Party A to bear expenses or suffer losses. If Party B breaches the contract midway through the contract term or rescinds or terminates the contract in advance in violation of national laws, regulations and other relevant provisions, the lease deposit shall not be returned to Party B as compensation for Party A's economic losses.

(8). Liability for breach of contract

1. During the term of validity hereof, neither party shall unilaterally terminate this Contract without cause. Either party shall notify the other party in writing one month in advance of the termination hereof and shall compensate the other party twice the amount of the deposit.

2. If Party B withdraws from the leased property in advance and terminates this Contract during the term hereof, it shall notify Party A in writing one month in advance, pay off all expenses, clean up the property, repair and restore it to Party A for acceptance inspection, and Party A shall not return the lease deposit to Party B and make compensation in accordance with Clause 1 of Article 8 hereof.

3. Party A shall have the right to unilaterally terminate the lease agreement at any time under any of the following circumstances: ① If Party B delays in paying the monthly rent for 30 days, or the cumulative time of delayed payment for multiple times reaches 60 days, or the accumulated arrears of Party A's rent and other expenses reach the standard of one month's rent; ② If Party B's arrears of wages to employees reach the standard of one month or the total amount of arrears of wages to employees reaches RMB 10,000 yuan or the amount of lease deposit, or the labor department intervenes to deal with Party B's unpaid wages (or escape); ③ Relevant departments of industry and commerce or government shall seal up Party B's property. ④ Party B changes the use of the premises without written consent of Party A; Or engage in illegal activities; Or concealing weapons, ammunition, gasoline, alcohol and other illegal or dangerous substances in the subject matter of the lease, causing an accident or being ordered by a government department to rectify or punish; ⑤ Party B, without written consent of Party A, renovates or renovates the leased subject matter and ancillary facilities in excess of the standard; ⑥ Party B's production, operation and other acts cause damage to any third party caused by noise, sewage, radiation and other environmental pollution, or Party B is ordered by the administrative authority to rectify, and fails to complete the rectification within a reasonable period of time: ⑦ Party B violates the provisions of production safety, resulting in major safety liability accidents: ⑧Party B does not use the building according to the nature of the building, resulting in damage to the plant or complex building; Termination of the Contract in accordance with this Article shall take effect when Party A's notice is delivered to Party B's address as agreed below. Party B undertakes that the mail, notices or materials sent by Party A to Party B and other related matters are as follows: ① Party B's effective delivery address is 2601-07 Haofang Tianji Plaza, Nanshan District, Shenzhen. Contact Person: Yang Xianyu, contact information: []

② Party B shall promptly notify Party A in writing of the change of its address, and Party A shall send the notice by post to the above address. The recipient shall be deemed to have given effective notice no matter whether it has signed or received it; ③ or Party A may paste the notice on the door of Party B's leased property, take a photo and keep it, and it shall be deemed to have been served within two days (the same day shall be deemed to have been served if the unpaid salary has escaped); If Party B fails to comply with Party A's notice within the time specified in the notice, Party A may consider that Party B has automatically given up the ownership of the equipment, facilities, materials and commodities in the leased property, and Party A may dispose of the items (including but not limited to auction and sale) on its own, and the proceeds from such disposal shall be used to pay off the rent, expenses or wages owed by Party B to Party A. Party A may require Party B to pay for the insufficient part through litigation; The lease deposit paid by Party B is non-refundable.

(9). Others

1. The parties hereto may enter into a supplementary contract through negotiation for matters not mentioned herein, which shall be legally binding.

2. Party B's legal representative (or person in charge) is the first person responsible for fire control and safety, and shall bear the main responsibility for fire control and safety during the use of the leased premises. During the lease term, if Party B changes the primary responsible person for fire control and safety, it shall notify Party A in writing within 10 days from the date of change. The written notice shall be valid only if signed by both responsible persons before and after the change. Otherwise, Party B and the original responsible person shall bear the responsibilities as required. If Party B violates fire control laws and regulations and fire control design specifications, Party B shall bear all the responsibilities. If Party B's accident causes losses to Party A or a third party, or causes Party A to be involved in litigation or assume responsibilities, Party A shall have the right to recover all the losses and expenses (including but not limited to litigation costs, enforcement costs, attorney's fees, etc.) from Party B.

3. Party B shall use the leased premises prudently and reasonably during the lease period. Party B shall bear the responsibilities of the property manager and the user of the premises caused by Party B's improper use. If Party A is involved in any lawsuit or bears any liability, Party A shall have the right to recover from Party B all losses and expenses (including but not limited to legal costs, enforcement costs, attorney's fees, etc.).

4. During the lease term, Party B shall properly handle the labor disputes of its employees. If Party A is involved in litigation, arbitration or losses due to Party B's improper handling, Party A shall have the right to recover all losses and expenses (including but not limited to litigation costs, enforcement costs, attorney's fees, etc.) from Party B.

5. In case of force majeure (including government planning, etc.) occurring during the validity of this Contract, this Contract cannot be performed, the Contract shall not be executed.

This contract shall be automatically terminated through negotiation between the parties. If no settlement can be reached through consultation, either party may file a lawsuit with the court of the place where the leased property is located for ruling.

6. This Contract shall come into force after being signed and sealed by representatives of Party A and Party B in two originals. Party A holds one copy and Party B one copy respectively.

The Contract shall be legal.

Party A (Seal): Shenzhen Hongyuanxiang Property Management Co., LTD

Authorized Representative (Signature):

Party B (Seal): Shenzhen Semidux Technologies Limited

Authorized Representative (Signature):

Date of execution: December 9, 2024